Exhibit 99.1

Avanex Corporation Announces Fiscal 2009

First Quarter Financial Results

FREMONT, Calif., November 6, 2008 — Avanex Corporation (NASDAQ: AVNX), a pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported its fiscal 2009 first quarter financial results for the quarter ended September 30, 2008.

Net revenue in the first quarter of fiscal 2009 was $45.3 million, a decrease of 13 percent from $51.8 million in the fourth quarter of fiscal 2008, and a decrease of 17 percent from $54.7 million in the same period last year.

Gross margin in the first quarter of fiscal 2009 was 17%, a decrease from 31% in the fourth quarter of fiscal 2008, and a decrease from 28% in the same period last year.

Net loss in the first quarter of fiscal 2009 was $9.6 million, or ($0.63) per diluted share, compared with net income of $1.3 million, or $0.08 per diluted share in the fourth quarter of fiscal 2008. This compares to net income of $45,000 or break-even in the same period last year.

Non-GAAP net loss in the first quarter of fiscal 2009 was $5.9 million, or ($0.38) per diluted share, compared with non-GAAP net income of $1.6 million, or $0.10 per diluted share, in the fourth quarter of fiscal 2008. This compares to non-GAAP net income of $2.1 million, or $0.14 per diluted share in the same period last year.*

“The company is facing some significant challenges in light of the current macro-economic environment,” said Giovanni Barbarossa, Interim CEO of Avanex. “To better position ourselves, we moved quickly last quarter to implement a significant cost cutting plan to improve financial performance.”

Q2 FY 2009 Outlook

The company expects revenue to be between $37 million and $42 million and gross margin to be between 17 to 21 percent in the second quarter of fiscal 2009, ending December 31, 2008.

Investor Conference Call

Avanex will host a conference call to discuss fiscal 2009 first quarter results at 1:30 p.m. PST today. Investors are invited to listen to a live broadcast of the conference call via webcast, which can be accessed by visiting the Avanex Investor Relations website at http://investor.avanex.com/events.cfm. Investors can also listen to the conference call by dialing 816-581-1711 and entering access ID number 4121212.

A replay of the call will be available through an archived webcast at http://investor.avanex.com/events.cfm. An audio replay will be available through 12 AM eastern daylight time on November 13, 2008 and can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering access ID number 4121212.

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex Corporation was incorporated in 1997 and is headquartered in Fremont, California. Avanex Corporation also maintains facilities in Horseheads, New York; Shanghai, China; Villebon Sur Yvette, France; San Donato, Italy; and Bangkok, Thailand. To learn more about Avanex Corporation, visit our web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including statements regarding expected second quarter of fiscal 2009 outlook and future operating results, competitive and market position and our strategies. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending in the telecommunications industry and in particular the optical networks industry, market demand and price of our products, the company’s ability to sufficiently anticipate market needs and develop products and enhancements that achieve market acceptance, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, any slowdown or deferral of orders for products or the application of accounting or tax principles in an unanticipated manner.

Finally, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on Sept. 5, 2008 and subsequent filings with the SEC.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

* Non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, gain from legal settlement, amortization of intangibles, restructuring charges (recovery), gain (loss) on disposal of property and equipment, and arbitration expenses. Details on the items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share are available in the table entitled, “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss),” following the accompanying financial statements.

Contact Information:

Investor Relations

Mark Weinswig

510 897-4188

IR@Avanex.com

Avanex Corporation

CONSOLIDATED BALANCE SHEET

In thousands

(Unaudited)

	September 30, 2008	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$13,712	$14,839
Restricted cash	3,792	3,776
Short-term investments	32,162	40,590
Accounts receivable, net	34,068	39,032
Inventories	19,281	15,979
Due from related party	141	85
Other current assets	7,276	6,486

Total current assets	110,432	120,787
Property and equipment, net	8,994	7,688
Intangibles, net	260	314
Goodwill	9,408	9,408
Other assets	3,325	2,870

Total assets	$132,419	$141,067

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$33,673	$33,255
Accrued compensation	3,887	6,272
Accrued warranty	476	626
Other accrued expenses and deferred revenue	6,110	6,003
Current portion of long-term obligations	12	13
Current portion of accrued restructuring	4,809	2,940

Total current liabilities	48,967	49,109
Contingencies (Note 12)
Long-term liabilities:
Accrued restructuring	4,260	5,043
Other long-term obligations	1,411	1,520

Total liabilities	54,638	55,672

Stockholders’ equity:
Common stock	16	15
Additional paid-in capital	786,721	784,492
Accumulated other comprehensive income	1,074	1,277
Accumulated deficit	(710,030)	(700,389)

Total stockholders’ equity	77,781	85,395

Total liabilities and stockholders’ equity	$132,419	$141,067

Avanex Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
Net revenue:
Third parties	$45,213	$51,748	$41,395
Related parties	61	74	13,314

Total net revenue	45,274	51,822	54,709
Cost of revenue:
Cost of revenue except for purchases from related parties	37,040	35,194	39,516
Purchases from related parties	461	449	1

Total cost of revenue	37,501	35,643	39,517

Gross profit	7,773	16,179	15,192
Operating expenses:
Research and development	6,685	6,935	6,774
Sales and marketing	4,052	4,211	3,915
General and administrative	4,888	4,162	4,475
Amortization of intangibles	54	56	559
Restructuring	2,319	137	(335)
(Gain) loss on disposal of property and equipment	—	(24)	—

Total operating expenses	17,998	15,477	15,388

Income (loss) from operations	(10,225)	702	(196)
Interest and other income (expense), net	(172)	979	515

Income (loss) before income taxes	(10,397)	1,681	319
Income tax benefit (provision)	756	(428)	(274)

Net income (loss)	$(9,641)	$1,253	$45

Basic net income (loss) per common share	$(0.63)	$0.08	$0.00

Diluted net income (loss) per common share	$(0.63)	$0.08	$0.00

Weighted-average number of shares used in computing:
Basic net income (loss) per common share	15,355	15,321	15,116

Diluted net income (loss) per common share	15,355	15,330	15,389

Avanex Corporation

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
Net income (loss), GAAP	$(9,641)	$1,253	$45
Items reconciling GAAP net income (loss) to non-GAAP net income (loss):
Related to cost of revenue:
Share-based payments	284	197	331
(Gain) from legal settlement	—	(1,197)	—

Total related to cost of sales	284	(1,000)	331

Related to operating expenses:
Research and development—share-based payments	326	340	424
Sales and marketing—share-based payments	527	242	468
General and administrative—share-based payments	263	340	628
Amortization of intangibles	54	56	559
Restructuring	2,319	137	(335)
(Gain) loss on disposal of property and equipment	—	(24)	—
Arbitration expenses	—	251	—

Total related to operating expenses	3,489	1,342	1,744

Total related to net income (loss)	3,773	342	2,075

Non-GAAP net income (loss)	$(5,868)	$1,595	$2,120

Basic non-GAAP net income (loss) per common share	$(0.38)	$0.10	$0.14

Diluted non-GAAP net income (loss) per common share	$(0.38)	$0.10	$0.14

Weighted-average number of shares used in computing:
Basic non-GAAP net income (loss) per common share	15,355	15,321	15,116

Diluted non-GAAP net income (loss) per common share	15,355	15,330	15,389